Exhibit 99.1


                                MERGER AGREEMENT

                                      AMONG

                       CENTURY PARK PICTURES CORPORATION,

                    CENTURY PARK TRANSITORY SUBSIDIARY, INC.,

                              CERTAIN SHAREHOLDERS,

                                       AND

                              ISORAY MEDICAL, INC.

                                 May _____, 2005


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                                TABLE OF CONTENTS

1.  DEFINITIONS............................................................... 1

2.  BASIC TRANSACTION......................................................... 5
    2.1      The Merger....................................................... 5
    2.2      The Closing...................................................... 5
    2.3      Actions at the Closing........................................... 6
    2.4      Effect of Merger................................................. 6
    2.5      Closing of Transfer Records...................................... 7
    2.6      Dissenting Shares................................................ 7

3.  REPRESENTATIONS AND WARRANTIES OF THE TARGET.............................. 7
    3.1      Organization, Qualification, and Corporate Power................. 7
    3.2      Capitalization................................................... 8
    3.3      Authorization of Transaction..................................... 8
    3.4      Noncontravention................................................. 8
    3.5      Financial Statements............................................. 8
    3.6      Books And Records................................................ 9
    3.7      Title To Properties; Encumbrances................................ 9
    3.8      Condition And Sufficiency Of Assets.............................. 9
    3.9      No Undisclosed Liabilities....................................... 9
    3.10     Taxes............................................................10
    3.11     No Material Adverse Change.......................................10
    3.12     Employee Benefits................................................10
    3.13     Compliance With Legal Requirements; Governmental Authorizations..10
    3.14     Legal Proceedings; Orders........................................11
    3.15     Absence Of Certain Changes And Events............................12
    3.16     Contracts; No Defaults...........................................13
    3.17     Insurance........................................................14
    3.18     Environmental Matters............................................15
    3.19     Employees........................................................16
    3.20     Labor Relations; Compliance......................................16
    3.21     Intellectual Property............................................16
    3.22     Certain Payments.................................................18
    3.23     Relationships With Related Persons...............................18
    3.24     Brokers' Fees....................................................18
    3.25     Tax Treatment....................................................19
    3.26     Disclosure.......................................................19

4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY
    AND THE MAJOR BUYER SHARHOLDERS...........................................19
    4.A.1.   Organization.....................................................19
    4.A.2.   No Brokers' Fees.................................................19

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    4.A.3.   Buyer's Securities...............................................19
    4.B.1.   No Business Conducted............................................20
    4.B.2.   Undisclosed Liabilities..........................................20
    4.B.3.   Authorization of Transaction.....................................20
    4.B.4.   Disclosure.......................................................20
    4.C.     The Buyer and the Transitory Subsidiary warrant, and Scallen represents to his Knowledge to the Target that the following statements contained in this Section 4.C are correct and
             complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this
             Agreement throughout this Section 4.C), except as set forth in the Disclosure Schedule..........................................21
    4.C.1.   Filings with the SEC.............................................21
    4.C.2.   Financial Statements.............................................21
    4.C.3.   Books and Records................................................21
    4.C.4.   No Contravention.................................................22
    4.C.5.   Reporting Company Status.........................................22
    4.C.6.   No Injunctions...................................................22
    4.C.7.   Antitakeover Statutes and Rights Agreement; Dissenters Rights....22
    4.C.8.   Absence of Certain Changes.......................................23
    4.C.9.   Compliance with Laws and Court Orders............................23
    4.C.10.  Tax Treatment....................................................23
    4.C.11.  Litigation.......................................................24
    4.C.12.  Agreements, Contracts and Commitments............................24

5.  COVENANTS.................................................................24
    5.1      General..........................................................24
    5.2      Notices and Consents.............................................24
    5.3      Regulatory Matters and Approvals.................................24
    5.4      Operation of Business............................................25
    5.5      Full Access......................................................25
    5.6      Notice of Developments...........................................26
    5.7      Exclusivity......................................................26

6.  CONDITIONS TO OBLIGATION TO CLOSE.........................................26
    6.1      Conditions to Obligation of the Buyer and the Transitory
             Subsidiary.......................................................26
    6.2      Conditions to Obligation of the Target...........................27

7.  INDEMNIFICATION...........................................................29
    7.1      Indemnification..................................................29
    7.2      Warranty of No Claims............................................29
    7.3      Buyer Indemnity..................................................29
    7.4      Indemnity Procedure..............................................29

7.5 ESCROW ARRANGEMENTS.......................................................30
    7.6      Indemnification by Scallen.......................................30

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8.  TERMINATION...............................................................31
    8.1      Termination of Agreement.........................................31
    8.2      Effect of Termination............................................31

9.  MISCELLANEOUS.............................................................31
    9.1      Survival.........................................................31
    9.2      Press Releases and Public Announcements..........................31
    9.3      No Third-Party Beneficiaries.....................................32
    9.4      Entire Agreement.................................................32
    9.5      Succession and Assignment........................................32
    9.6      Counterparts.....................................................32
    9.7      Headings.........................................................32
    9.8      Notices..........................................................32
    9.9      Governing Law....................................................33
    9.10     Amendments and Waivers...........................................33
    9.11     Severability.....................................................33
    9.12     Expenses.........................................................33
    9.13     Construction.....................................................34
    9.14     Incorporation of Exhibits and Schedules..........................34

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Exhibit A - Certificate of Merger
Exhibit B -- IsoRay Director & Officer Lock-Up Agreement
Exhibit C - Silverman Lock-Up Agreement
Exhibit D - Registration Rights Agreement
Exhibit E - Silverman Escrow Agreement
Exhibit F - Scallen Escrow Agreement
Disclosure Schedule -- Exceptions to Representations and Warranties

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                                MERGER AGREEMENT


     Agreement entered into as of May ____, 2005, by and among Century Park Pictures Corporation, a Minnesota corporation (the "BUYER"), Century Park Transitory Subsidiary, Inc., a Delaware corporation that is a wholly-owned Subsidiary of the Buyer (the "TRANSITORY SUBSIDIARY"), and IsoRay Medical, Inc., a Delaware corporation (the "TARGET"). The Buyer, the Transitory Subsidiary, and the Target are referred to collectively herein as the "PARTIES."

     A. Target is engaged in the business of developing, manufacturing and marketing medical devices for the treatment of cancer.

     B. Buyer is a public company without any ongoing business operations whose shareholders would like to acquire Target as it has operations which Buyer believes could be financed by the public markets.

     C. Target needs financing to meet its business objectives and Target's management believes the needed financing may become more readily available following the merger due to the anticipated increase in liquidity of the combined companies.

     D. Transitory Subsidiary has been formed to merge with and into the Target pursuant to a non-taxable reorganization under Section 368(a) (1) (A) of the Internal Revenue Code of 1986, as amended ("Code"), and specifically as a reverse triangular merger as authorized by Section 368(a) (2) (E) of the Code whereby the Common Stock and other securities of the Buyer shall be used as consideration for the transaction.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. DEFINITIONS.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "AUDITED STATEMENTS" has the meaning set forth in SECTION 3.5 below.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER OPTIONS" means any options to purchase Common Stock issued by Buyer.

     "BUYER PREFERRED SHARES" means any shares of Preferred Stock, of any series, issued by Buyer.

     "BUYER SECURITIES" means all Buyer Options, Buyer Preferred Shares, Buyer Shares, and Buyer Warrants.

     "BUYER SPECIAL MEETING" has the meaning set forth in SECTION 5.3(C) below.

     "BUYER SHARES" means any shares of Common Stock, $.001 par value per share, issued by Buyer.

     "BUYER WARRANTS" means any warrants to purchase Preferred or Common Stock issued by the Buyer.

     "CERTIFICATE OF MERGER" has the meaning set forth in SECTION 2.3 below.

     "CLOSING" has the meaning set forth in SECTION 2.2 below.

     "CLOSING DATE" has the meaning set forth in SECTION 2.2 below.
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     "CONFIDENTIAL  INFORMATION" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

     "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTRACT"  means  any  agreement,   contract,   obligation,   promise,  or
undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

     "DERIVATIVE  SECURITIES"  shall mean those securities as defined in SECTION
3.2 below.

     "DISCLOSURE SCHEDULE" has the meaning set forth in SECTION 3 below.

     "DISSENTING SHARE" has the meaning set forth in SECTION 2.6 below.

     "EFFECTIVE TIME" has the meaning set forth in SECTION 2.4(A) below.

     "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" means any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c)  governmental  or  quasi-governmental   authority  of  any  nature
(including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "INTELLECTUAL PROPERTY ASSETS" has the meaning set forth in SECTION 3.23 below.

     "KNOWLEDGE" means an individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time within the last six years served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time within the last six years had, Knowledge of such

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fact or other matter  provided that the loyalty and diligence of such  director,
officer,   partner,   executor  or  trustee  was  at  the  time  and  under  the circumstances Knowledge was acquired, steadfast and undiminished.

     "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "MAJOR BUYER SHAREHOLDERS" shall mean Anthony Silverman and Thomas Scallen, who collectively own approximately 44% of the outstanding Buyer Shares.

     "MERGER" has the meaning set forth in SECTION 2.1 below.

     "MERGER CONSIDERATION" has the meaning set forth in SECTION 2.4(E) below.

     "MINNESOTA BUSINESS CORPORATION ACT" means the Business Corporation Act of the State of Minnesota, as amended.

     "MOST RECENT FISCAL QUARTER END" has the meaning set forth in SECTION 4.C.2 below.

     "ORDER" means any award,  decision,  injunction,  judgment,  order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "PARTY" has the meaning set forth in the preface above.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body, or arbitrator.

     "RELATED PERSON" means, with respect to a particular individual:

          (a) each other member of such individual's Family;

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          (b) any Person  that is  directly  or  indirectly  controlled  by such individual or one or more members of such individual's Family;

          (c)  any  Person  in  which  such   individual   or  members  of  such
individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any  Person  that  holds a  Material  Interest  in such  specified
Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any  Person  in  which  such  specified  Person  holds a  Material
Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related  Person of any  individual  described in clause (b) or
(c).

     For purposes of this definition, (a) the "FAMILY" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "REQUISITE STOCKHOLDER APPROVAL" means the affirmative vote of the holders of fifty and one-tenth percent (50.1%) of the Target Shares.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "SURVIVING CORPORATION" has the meaning set forth in SECTION 2.1 below.

     "TARGET" has the meaning set forth in the preface above.

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     "TARGET DEBENTURES" means any convertible debentures issued by Target.

     "TARGET OPTIONS" means any options to purchase Common Stock issued by Target.

     "TARGET PPM" means the private placement memorandum and special meeting notice prepared by Target for distribution to its shareholders in connection with the Merger.

     "TARGET PREFERRED SHARES" means any shares of Preferred Stock, of any series, issued by Target.

     "TARGET SECURITIES" means all Target Options, Target Preferred Shares, Target Shares and Target Warrants.

     "TARGET SECURITYHOLDER" means any Person who or which holds any Target Securities.

     "TARGET SHARE" means any share of the Common Stock, $.001 par value per share, of the Target.

     "TARGET SPECIAL MEETING" has the meaning set forth in SECTION 5.3(B) below.

     "TARGET STOCKHOLDER" means any Person who or which holds any Target Shares or Target Preferred Shares.

     "TARGET WARRANTS" means any warrants to purchase Preferred or Common Stock issued by Target.

     "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

     "THREATENED" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "TRANSITORY SUBSIDIARY" has the meaning set forth in the preface above.

2. BASIC TRANSACTION.

     2.1 THE MERGER.

     On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "MERGER") at the Effective Time. The Target shall be the corporation surviving the Merger (the "SURVIVING CORPORATION") and shall be a wholly-owned subsidiary of Buyer.

     2.2 THE CLOSING.

     The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Keller Rohrback, PLC in Phoenix, Arizona, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

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     2.3 ACTIONS AT THE CLOSING.

     At the Closing, (i) the Target will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in
SECTION 6.1 below, (ii) the Buyer and the Transitory Subsidiary will deliver to the Target the various certificates, instruments, and documents referred to in
SECTION 6.2 below, (iii) the Target and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF MERGER"), and (iv) the Buyer will cause the Buyer Securities to be exchanged in the manner provided in the i Certificate of Merger.

     2.4 EFFECT OF MERGER.

     (a) General. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Target and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

     (b) Articles of Incorporation. Unless otherwise determined by Buyer prior to the Effective Time, the Articles of Incorporation of the Target shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. Concurrent with the Merger, the name of Buyer shall be changed to "IsoRay, Inc." and the name of the Surviving Corporation shall be changed to "IsoRay Medical, Inc."

     (c) Bylaws. The Bylaws of the Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended, and the Bylaws of the Buyer shall remain unchanged until later amended by the Buyer's new Board of Directors.

     (d) Directors and Officers. At least a majority of the directors and officers of the Target shall become directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). At the Effective Time, all of the directors and officers of the Buyer shall resign and the directors of the Buyer following the Merger shall be Robert Kauffman, Thomas DeLoy, Roger Girard, David Swanberg, and Stephen R. Boatwright and the officers of the Buyer shall be Roger Girard, CEO and Michael Dunlop, CFO.

     (e) Conversion of Target Securities. At and as of the Effective Time, each Target Security (other than any Dissenting Share) shall be converted into the right to receive Buyer Securities as set forth in the Certificate of Merger attached hereto as EXHIBIT A. No Target Security shall be deemed to be outstanding or to have any rights other than those set forth above in this
SECTION 2.4 after the Effective Time.

     (f) Amendment of Target Debentures. At and as of the Effective Time, each Target Debenture shall be amended such that they are convertible into Buyer Shares as set forth in the Certificate of Merger attached hereto as EXHIBIT A rather than being convertible into Target Shares pursuant to their original terms, although repayment of the Target Debentures shall remain an obligation of Target that will be assumed by the Surviving Corporation.

     (g) Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, each share of Common Stock, $0.001 par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, $0.001 par value per share, of the Surviving Corporation as set forth in the Certificate of Merger attached hereto as EXHIBIT A. Each stock certificate of Transitory Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

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     2.5 CLOSING OF TRANSFER RECORDS.

     After the close of business on the Closing Date, transfers of Target Securities outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     2.6 DISSENTING SHARES.

     (a) Notwithstanding any provision of this Agreement to the contrary, any Target Shares or Target Preferred Shares issued and outstanding immediately prior to the Effective Time that are held by a Target Stockholder who has exercised and perfected appraisal rights for such shares in accordance with the Delaware General Corporation Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Buyer Shares or Buyer Preferred Shares pursuant to SECTION 2.4, but the holder thereof shall only be entitled to such rights as are granted by the Delaware General Corporation Law.

     (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Buyer Shares or Buyer Preferred Shares to which such Target Stockholder would otherwise be entitled under SECTION 2.4 upon surrender of the certificate representing such shares.

     (c) The Target shall give the Buyer prompt notice of any written demand for appraisal received by the Target pursuant to the applicable provisions of the Delaware General Corporation Law and the opportunity to participate in all negotiations and proceedings with respect to such demands. The Target shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     (d) After payments of fair value in respect of Dissenting Shares have been made to dissenting shareholders pursuant to the Delaware General Corporation Law, such Dissenting Shares shall be canceled.

3. REPRESENTATIONS AND WARRANTIES OF THE TARGET.

     The Target represents and warrants to Buyer and the Transitory Subsidiary that the statements contained in this SECTION 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 3), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 3.

     3.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.

     Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     3.2 CAPITALIZATION.

     The entire authorized capital stock of the Target consists of 100,000,000 Target Shares, of which 7,209,119 Target Shares are issued and outstanding and none are held in treasury, 1,000,000 Target Series A Preferred Shares, of which none are issued and outstanding and none are held in treasury, and 5,000,000 Target Series B Preferred Shares, of which 1,484,723 are issued and outstanding and none are held in treasury. All of the issued and outstanding Target Shares and Target Preferred Shares have been duly authorized and are validly issued, fully paid, and nonassessable, free and clear of all Encumbrances. Other than as set forth in Schedule 3.2 which shall be updated through the date of the Closing for future sales of Target Debentures and issuance of Target Options, if any, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "DERIVATIVE SECURITIES"). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.
Schedule 3.2 contains a complete list of the holders of and the date of issuance of the Target Shares and the Derivative Securities and the number of securities held by each. None of the Target Shares or Derivative Securities was issued in violation of the Securities Act or any other Legal Requirement. Other than as set forth in Schedule 3.2, no registration rights have been given to any holder of capital stock or Derivative Securities. The Target does not have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     3.3 AUTHORIZATION OF TRANSACTION.

     The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

     3.4 NONCONTRAVENTION.

     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) or (iii) cause Target to become subject to, or to become liable for the payment of, any tax, or (iv) cause any of the assets owned by Target to be reassessed or revalued by any taxing authority or other Governmental Body. Other than in connection with the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. Except as set forth in Schedule 3.4, Target will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

     3.5 FINANCIAL STATEMENTS.

     Buyer has received audited consolidated balance sheets of Target's predecessor companies as of December 31 in each of the two years ended 2002 and 2003, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of DeCoria, Maichel & Teague, independent certified public accountants (collectively, "AUDITED STATEMENTS"); an audited balance sheet of the Target as at March 31, 2005, (the "INTERIM BALANCE SHEET") and the related audited statements of income, changes in stockholders' equity, and cash flow for the six months then ended, including the notes thereto, together with the report thereon of DeCoria, Maichel & Teague, independent certified public accountants; and an unaudited consolidated balance sheet of the Target and its predecessors, as applicable, as at September 30, 2004 and the unrelated unaudited consolidated statements of income, changes in stockholders' equity and cash flow for the nine months then ended, including the notes thereto. Such financial statements and notes do and shall fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Target or its predecessor companies, as applicable, as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this SECTION 3.5 shall reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Target and its predecessor companies are required by GAAP to be included in the consolidated financial statements of the Target.

     3.6 BOOKS AND RECORDS.

     The minute books of the Target contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Target, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Target.

     3.7 TITLE TO PROPERTIES; ENCUMBRANCES.

     Schedule 3.7 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Target. The Target owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets
(whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Audited Statements and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 3.7 and personal property sold since the date of the Audited Statements and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Target since the date of the Audited Statements (except for personal property acquired and sold since the date of the Audited Statements in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Audited Statements and the Interim Balance Sheet are free and clear of all Security Interests other than as set forth in Schedule 3.7.

     3.8 CONDITION AND SUFFICIENCY OF ASSETS.

     The equipment of the Target is in good operating condition and repair, and is adequate for the uses to which it is being put. The equipment will be sufficient for the continued conduct of the Target's business after the Closing in substantially the same manner as conducted prior to the Closing.

     3.9 NO UNDISCLOSED LIABILITIES.

     Except as set forth in Schedule 3.9, the Target has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for current liabilities incurred in the Ordinary Course of Business.

3.10     TAXES.

     (a) Except as set forth in Schedule 3.10, the Target and its predecessor companies have filed or caused to be filed (on a timely basis since inception of the Target and its predecessors) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Target has delivered to Buyer copies of all such Tax Returns filed since inception of the Target and its predecessor companies. The Target and its predecessor companies have paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Target and its predecessor companies, except such taxes, if any, as are listed in Schedule 3.10 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Audited Statements and on the Interim Balance Sheet.

     (b) The charges, accruals, and reserves with respect to Taxes on the respective books of Target are adequate (determined in accordance with GAAP) and are at least equal to Target's liability for Taxes. All taxes that Target is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (c) All Tax Returns filed by (or that include on a consolidated basis) Target and its predecessor companies are true, correct, and complete. There is no tax sharing agreement that will require any payment by Target and its predecessor companies after the date of this Agreement.

     3.11 NO MATERIAL ADVERSE CHANGE.

     Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Target, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.12     EMPLOYEE BENEFITS.

     (a) Target is not a party to or obligated to contribute to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "EMPLOYEE BENEFIT PLAN"), guaranteed annual income plan, fund or arrangement, or any collective bargaining agreement, or any other agreement, plan or arrangement similar to or in the nature of the foregoing, oral or written.

     (b) There has not been any (i) termination or partial termination of any Employee Pension Benefit Plan maintained by Target (or any person, firm or corporation which is or was under common control within the meaning of Section 4001(b) of ERISA, with Target (hereinafter called "AFFILIATE") during the period of such common control, at a time when Title IV of ERISA applied to such Plan,
(ii) commencement of any proceeding to terminate any such Plan pursuant to ERISA, or otherwise, or (iii) written notice given to Target or any affiliate of the intention to commence or seek the commencement of any such proceeding, which (under (i)) resulted or (under (ii) or (iii) would result in an insufficiency of plan assets necessary to satisfy benefit commitments under Title IV of ERISA or benefits vested under the Plan. Neither Target nor any affiliate has incurred withdrawal liability, complete or partial, under the Multiemployer Pension Plan Amendments Act of 1980 on or prior to the date hereof.

     3.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

     (a) Except as set forth in Schedule 3.13:

          (i) Target is, and at all times since inception has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Target of, or a failure on the part of Target to comply with, any Legal
Requirement, or (B) may give rise to any obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 3.13 contains a complete and accurate list of each Governmental Authorization that is held by Target or that otherwise relates to the business of, or to any of the assets owned or used by, Target. Each Governmental Authorization listed or required to be listed in Schedule 3.13 is valid and in full force and effect. Except as set forth in Schedule 3.13:

          (i) Target is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.13;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.13, or
(B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.13;

          (iii) Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.13 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Schedule 3.13 collectively constitute all of the Governmental Authorizations necessary to permit Target to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Target to own and use its assets in the manner in which it currently owns and uses such assets.

     3.14 LEGAL PROCEEDINGS; ORDERS.

     (a) Except as set forth in Schedule 3.14, there is no pending Proceeding:

          (i) that has been commenced by or against Target or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Target; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger.

     (1) No such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Target has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.14. The Proceedings listed in Schedule 3.14 will not have a material adverse effect on the business, operations, assets, condition, or prospects of Target.

     (b) Except as set forth in Schedule 3.14:

          (i) there is no Order to which any of the Target, or any of the assets owned or used by Target, is subject; and

          (ii) no officer, director, agent, or employee of Target is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Target.

     (c) Except as set forth in Schedule 3.14

          (i) Target is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Target, or any of the assets owned or used by Target is subject; and

          (iii) Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Target, or any of the assets owned or used by Target, is or has been subject.

     3.15 ABSENCE OF CERTAIN CHANGES AND EVENTS.

     Except as set forth in Schedule 3.15 since March 31, 2005, Target has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in Target's authorized or issued capital stock; grant of any Derivative Securities of Target; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Target of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Organizational Documents of Target;

          (c) payment or increase by Target of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Target;

          (e) damage to or destruction or loss of any asset or property of Target, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Target, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of
(i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Target of at least $10,000;

          (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Target or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Target, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to Target in excess of $10,000;

          (i) material change in the accounting methods used by Target; or

          (j) agreement, whether oral or written, by Target to do any of the foregoing.

     3.16 CONTRACTS; NO DEFAULTS.

     (a) Schedule 3.16 contains a complete and accurate list of:

          (i) each Contract that involves performance of services or delivery of goods or materials by Target of an amount or value in excess of $10,000;

          (ii) each Contract that involves performance of services or delivery of goods or materials to Target of an amount or value in excess of $10,000;

          (iii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Target in excess of $10,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

          (v) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Target with any other Person;

          (viii) each Contract containing covenants that in any way purport to restrict the business activity of Target or any Affiliate of Target or limit the freedom of Target or any Affiliate of Target to engage in any line of business or to compete with any Person;

          (ix) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (x)  each  power  of  attorney   that  is  currently   effective   and
outstanding;

          (xi) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Target to be responsible for consequential damages;

          (xii) each Contract for capital expenditures in excess of $10,000;

          (xiii) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by Target other than in the Ordinary Course of Business; and

          (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     Schedule 3.16 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of the Target under the Contracts.

     (b) Except as set forth in Schedule 3.16:

          (i) no officer, director or shareholder who was in excess of five percent (5%) of the capital stock of the Target (and no Related Person of the foregoing) has nor may it acquire any rights under, any Contract that relates to the business of, or any of the assets owned or used by, Target; and

          (ii) no officer, director, agent, employee, consultant, or contractor of Target is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Target, or (B) assign to Target or to any other Person any rights to any invention, improvement, or discovery.

     (c) Except as set forth in Schedule 3.16, each Contract identified or required to be identified in Schedule 3.16 is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Schedule 3.16:

          (i) Target is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which Target has or had any obligation or liability or by which Target or any of the assets owned or used by such Target is or was bound;

          (ii) each other Person that has or had any obligation or liability under any Contract under which Target has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Target or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

          (iv) Target has not given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Target under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     3.17 INSURANCE.

     (a) On or before Closing, Target will deliver to Buyer:

          (i) true and complete copies of all policies of insurance to which Target is a party or under which Target, or any director of Target, is or has been covered at any time since inception;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of Target's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Schedule 3.17 describes:

          (i) any self-insurance arrangement by or affecting Target, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Target; and

          (iii) all obligations of the Target to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c) Except as set forth on Schedule 3.17:

          (i) All policies to which Target is a party or that provide coverage to Target, or any director or officer of Target:

               (A) shall be valid, outstanding, and enforceable;

               (B) shall be issued by an insurer that is financially sound and reputable;

               (C) taken together, shall provide adequate insurance coverage for the assets and the operations of the Target for all risks normally insured against by a Person carrying on the same business or businesses as Target;

               (D)  shall  be   sufficient   for   compliance   with  all  Legal
Requirements and Contracts to which Target is a party or by which any of them is bound;

               (E) shall continue in full force and effect following the consummation of the Merger; and

               (F) shall not provide for any retrospective premium adjustment or other experienced-based liability on the part of Target.

          (ii) As of Closing, Target will have received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Target shall have paid all premiums due, and have otherwise performed all of its respective obligations, under each policy to which Target is a party or that provides coverage to Target or any director thereof.

          (iv) The Target shall give notice to the insurer of all claims that may be insured thereby.

     3.18 ENVIRONMENTAL MATTERS.

     Except as disclosed in Schedule 3.18, Target (i) is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations needed to operate its facilities, (ii) has not violated any applicable environmental law, (iii) is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with the environmental laws, (iv) all past on-site generation, treatment, storage and disposal of waste, including hazardous waste, by Target and its predecessors has been done in compliance with the currently applicable environmental laws; and (v) all past off-site treatment, storage and disposal of waste, including hazardous waste, generated by Target and its predecessors has been done in compliance with the currently applicable environmental laws. As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

     3.19 EMPLOYEES.

     (a) Schedule 3.19 contains a complete and accurate list of the following information for each employee or director of Target, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable and any change in compensation since March 31, 2005; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Target's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus,
employee  stock  ownership   (including   investment  credit  or  payroll  stock
ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

     (b) No employee or director of Target is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Target, or (ii) the ability of Target to conduct its business, including any Proprietary Rights Agreement with the Target by any such employee or director. No employee of Target has terminated employment since March 31, 2005.

     (c) Schedule 3.19 also contains a complete and accurate list of the following information for each retired employee or director of the Target, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.20 LABOR RELATIONS; COMPLIANCE.

     Since inception, Target has not been and is not a party to any collective bargaining or other labor Contract. Target has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Target is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     3.21 INTELLECTUAL PROPERTY.

     (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

          (i) Target's  name,  all  fictional  business  names,  trading  names,
registered  and  unregistered   trademarks,   service  marks,  and  applications
(collectively, "MARKS");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "PATENTS");

          (iii) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

          (iv) all rights in mask works (collectively, "RIGHTS IN MASK WORKS"); and

          (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by Target as licensee or licensor.

     (b) Agreements. Schedule 3.21 contains a complete and accurate list and summary description, including any royalties paid or received by the Target, of all Contracts relating to the Intellectual Property Assets to which Target is a party or by which Target is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Target is the licensee. There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

     (c) Know-How Necessary for the Business.

          (i) The Intellectual Property Assets are all those necessary for the operation of the Target's business as it is currently conducted or as reflected in the business plan given to Buyer by Target. Target is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Security Interests, equities or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (ii) Except as set forth in Schedule 3.21, all former and current employees of Target have executed written Contracts with Target that assign to Target all rights to any inventions, improvements, discoveries, or information relating to the business of Target. No employee of Target has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Target.

     (d) Patents.

          (i) Schedule 3.21 contains a complete and accurate list and summary description of all Patents. Target is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

          (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

          (iv) All products made, used, or sold under the Patents have been marked with the proper patent notice.

     (e) Trademarks.

          (i) Schedule 3.21 contains a complete and accurate list and summary description of all Marks. Target is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation.

          (iv) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f) Copyrights.

          (i) Schedule 3.21 contains a complete and accurate list and summary description of all Copyrights. Target is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (iii) All works encompassed by the Copyrights have been marked with the proper copyright notice.

     (g) Trade Secrets.

          (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

          (ii) The Target has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

          (iii) Target has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Target's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Target) or to the detriment of the Target. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.22 CERTAIN PAYMENTS.

     Since inception, neither Target nor any director, officer, agent, or employee of Target, or other Person associated with or acting for or on behalf of Target, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any Affiliate of Target, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Target.

     3.23 RELATIONSHIPS WITH RELATED PERSONS.

     Except as set forth in Schedule 3.23, no Related Person of Target has, or since inception of the Target has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Target's business. No Related Person of Target is, or since inception of the Target has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Target, or (ii) engaged in competition with Target with respect to any line of the products or services of Target (a "COMPETING BUSINESS") in any market presently served by Target except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Schedule 3.23, no Related Person of Target is a party to any Contract with, or has any claim or right against, Target.

     3.24 BROKERS' FEES.

     Other than as set forth in Schedule 3.24, Target has no any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     3.25 TAX TREATMENT.

     Neither the Target nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code (a "368 REORGANIZATION"). The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

     3.26 DISCLOSURE.

     (a) The Target PPM will comply with the Securities Act in all material respects. The Target PPM will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Target PPM.

     (b) No representation or warranty of Target in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (c) No notice given pursuant to SECTION 9.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY AND THE MAJOR BUYER SHARHOLDERS.

     4.A. The Buyer and the Transitory Subsidiary represent and warrant, and each of the Major Buyer Shareholders represents, to the Target that the statements contained in this SECTION 4.A are correct and complete as of the date of this Agreement and will be correct and complete (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 4.A), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this SECTION 4:

     4.A.1. ORGANIZATION.

     The Buyer and the Transitory Subsidiary are, and will as of the Closing Date be, corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporations;

     4.A.2. NO BROKERS' FEES.

     Neither the Buyer nor the Transitory Subsidiary have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated; and

     4.A.3. BUYER'S SECURITIES.

     (a) The entire authorized capital stock of the Buyer consists of 200,000,000 Buyer Shares, of which 74,956,441 Buyer Shares are issued and outstanding and none are held in treasury as of the date of execution of this Agreement;

     (b) all of the issued and outstanding Buyer Shares have been duly authorized and are validly issued, fully paid, and nonassessable;

     (c) the Buyer  Securities to be delivered at Closing  pursuant to SECTION 2
have  been  duly   authorized   and  are  validly   issued,   fully  paid,   and
non-assessable;

     (d) Buyer only has one class of common stock which is not divided into series, and these Buyer Securities represent, on a fully diluted basis, not less than eighty-two percent (82%) of Buyer's total outstanding securities, whether voting or non-voting;

     (e) except as may be disclosed in Schedule 4.A.3, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, and there are no outstanding authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer (collectively, "BUYER DERIVATIVE SECURITIES"); and

     (f) as of the Closing, there shall not be any issued Buyer Derivative Securities and any Buyer Derivative Securities not exercised prior to the Closing shall be cancelled and rendered null and void; PROVIDED THAT the representations of Mr. Silverman in this paragraph are made solely on the basis of his Knowledge.

     4.B. The Buyer and the Transitory Subsidiary warrant, and Scallen represents to the Target that the following statements contained in this SECTION 4.B are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
SECTION 4.B), except as set forth in the Disclosure Schedule.

     4.B.1. NO BUSINESS CONDUCTED.

     Since September, 1999, Buyer has conducted no business, sales or marketing activities nor generated any revenue.

     4.B.2. UNDISCLOSED LIABILITIES.

     Neither Buyer nor Transitory Subsidiary will have any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) as of the Closing.

     4.B.3. AUTHORIZATION OF TRANSACTION.

     The Buyer and the Transitory Subsidiary have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions.

     4.B.4. DISCLOSURE.

     Any information supplied by the Buyer for inclusion in the Target PPM and any filing made by Buyer with the SEC regarding the Merger will comply with the Securities Act and Securities Exchange Act, as applicable, in all material respects. Such disclosures will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer and the Transitory Subsidiary make no representation or warranty with respect to any information that the Target will supply specifically for use in any SEC filings.

     4.C. The Buyer and the Transitory Subsidiary warrant, and Scallen represents to his Knowledge to the Target that the following statements contained in this SECTION 4.C are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this SECTION 4.C), except as set forth in the Disclosure Schedule.

     4.C.1. FILINGS WITH THE SEC.

     (a) Buyer has delivered or otherwise made available to Target true and complete copies of (i) the Buyer's annual reports on Form 10-KSB for its fiscal years ended September 30, 2004, 2003 and 2002, (ii) the Buyer 10-QSBs for its fiscal quarters ended December 31, 2004 and March 31, 2005, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Buyer held since September 30, 2004, and
(iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since September 30, 2004 (the documents referred to in this SECTION 4.C.1(A), collectively, the "BUYER SEC DOCUMENTS"). The Buyer has timely filed all forms, reports and documents required to be filed by the Buyer pursuant to any relevant securities statutes, regulations and rules. None of the Buyer's Subsidiaries is subject to the periodic reporting requirements of the Securities Exchange Act or is otherwise required to file any forms, reports or registration statements with the SEC, any state or local securities regulatory agency.

     (b) As of its filing date, each Buyer SEC Document complied, and each such Buyer SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act, as the case may be.

     (c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Buyer SEC Document filed did not, and each such Buyer SEC Document filed subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     4.C.2. FINANCIAL STATEMENTS.

     The Buyer has filed a Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005 (the "MOST RECENT FISCAL QUARTER END") and an Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004. The financial statements included in or incorporated by reference into these Buyer SEC Documents (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Buyer as of the indicated dates and the results of operations of the Buyer for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

     4.C.3. BOOKS AND RECORDS.

     The books and records of the Buyer, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of the Buyer and (iii) accurately and fairly reflect the basis for the consolidated financial statements of the Buyer filed with the Buyer SEC Documents. The Buyer has (i) designed and maintains disclosure controls and procedures (as defined in the Securities Exchange Act) to ensure that material information relating to the Buyer is made known to management of the Buyer by others within those entities, in a timely manner, and that no changes are required at this time, and (ii) designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with GAAP and (y) to maintain accountability of the assets of the Buyer. The management of the Buyer has disclosed, based on its most recent evaluation, to the Buyer's auditors and the Buyer's Board of Directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Buyer's ability to record, process, summarize and report financial data and have identified for the Buyer's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer's internal controls. A summary of any such disclosure made by management to the Buyer's auditors and Board is set forth on
Schedule 4.C.3. There have been no significant changes in the Buyer's internal controls or in other factors that could significantly affect the Buyer's internal controls, or any significant deficiencies or material weaknesses in such internal controls requiring corrective actions.

     4.C.4. NO CONTRAVENTION.

     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Minnesota Business Corporation Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.C.5. REPORTING COMPANY STATUS.

     Buyer files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act. The Buyer has a duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act.

     4.C.6. NO INJUNCTIONS.

     Neither Buyer, nor any of its present officers or present directors have, during the past five (5) years, been the subject of any injunction, cease and desist order, assurance of discontinuance, suspension or restraining order, revocation or suspension of a license to practice a trade, occupation or profession, denial of an application to obtain or renew same, any stipulation or consent to desist from any act or practice, any disciplinary action by any court or administrative agency, nor has Buyer or any of its present officers or present directors knowingly violated any state or federal laws regulating the offering and sale of securities.

     4.C.7. ANTITAKEOVER STATUTES AND RIGHTS AGREEMENT; DISSENTERS RIGHTS.

     The provisions of Section 671 of the Minnesota Business Corporations Act do not apply to this Agreement, the Merger, or any of the transactions contemplated hereby and no other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement, the Merger, or any of the transactions contemplated hereby. In addition, there are no available dissenters or appraisal rights for Buyer Security holders for the Merger or the transactions contemplated by this agreement.

     4.C.8. ABSENCE OF CERTAIN CHANGES.

     Since the Most Recent Fiscal Quarter End, Buyer has conducted no operations and, except as disclosed to the Target in writing prior to the date hereof, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Buyer, or any repurchase, redemption or other acquisition by Buyer of any outstanding shares of capital stock or other securities of, or other ownership interests in, Buyer;

     (c) any split, combination or reclassification of any capital stock of the Buyer or any issuance or the authorization of any issuance of any securities of the Buyer;

     (d) any amendment of any material term of any outstanding security of Buyer;

     (e) any change in any method of accounting or accounting principles or practice by Buyer, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Securities Exchange Act; or

     (f) any contract, agreement, arrangement or understanding by Buyer to do any of the things described in the preceding clauses (a) through (e).

     4.C.9. COMPLIANCE WITH LAWS AND COURT ORDERS.

     Buyer is and has been in compliance with, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not reasonably be expected to be material to Buyer.

     4.C.10. TAX TREATMENT.

     Neither Buyer nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.

     4.C.11. LITIGATION.

     Except as set forth in Schedule 4.C.11, there is no action, suit, investigation or proceeding (or any basis therefore) pending against, or threatened against or affecting, Buyer, any present or former officer, director or employee of Buyer or any Person for whom Buyer may be liable or any of its properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to be material to Buyer or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     4.C.12. AGREEMENTS, CONTRACTS AND COMMITMENTS.

     Neither Buyer nor any other party to a Buyer Contract (as defined below) is in breach, violation or default under, and Buyer has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Buyer is a party or by which they are bound (any such agreement, contract or commitment, a "BUYER CONTRACT"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

5. COVENANTS.

     The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     5.1 GENERAL.

     Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in SECTION 6 below).

     5.2 NOTICES AND CONSENTS.

     The Target will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in SECTION 3.4 above.

     5.3 REGULATORY MATTERS AND APPROVALS.

     Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in SECTION 3.4 and SECTION 4.C.4 above. Without limiting the generality of the foregoing:

     (a) Securities Act, Securities Exchange Act, and State Securities Laws. Buyer and the Target will mutually prepare and file with the SEC any filings required under the Securities Exchange Act relating to the Merger. The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary. The Buyer will provide the Target, and the Target will provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the filing Party may request. The Target will take all actions that may be necessary under state securities laws in connection with the offering and issuance of the Buyer Securities.

     (b) Target Special Meeting. The Target will call a special meeting of its stockholders (the "SPECIAL MEETING"), as soon as practicable to consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The Target will mail the Target PPM to its stockholders as soon as practicable. The Target PPM will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger. Target shall use its best efforts and in good faith shall solicit the favorable vote by its stockholders concerning this Agreement and the Certificate of Merger.

     (c) Buyer Special Meeting. The Buyer will call a special meeting of its Board of Directors (the "SPECIAL MEETING"), or if permitted, will obtain a Consent in Lieu of Meeting as soon as practicable to approve the short form merger having the effect of changing Buyer's name to IsoRay, Inc., a 30:1 reverse stock split and the creation and the designation of preferred stock.

     (d) Buyer Information. Buyer shall furnish to Target all information concerning Buyer and Transitory Subsidiary required to be included in the Target PPM.

     (e) Blue Sky Laws. Target shall comply with all applicable state securities laws relating to the distribution of Buyer Securities to holders of Target Securities pursuant to this Agreement.

     5.4 OPERATION OF BUSINESS.

     Neither the Target, nor the Buyer nor its Subsidiaries shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

     (a) other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will authorize or effect any change in its charter or bylaws;

     (b) other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

     (c) neither the Target, nor the Buyer nor its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or, other than as set forth in this Agreement, redeem, repurchase, or otherwise acquire any of its capital stock;

     (d) the Target will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

     (e) the Target will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

     (f) the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

     (g) the Target will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business or hire any new officer or employee or fire any existing officer or employee; and

     (h) other than as set forth in this Agreement, the Target will not commit to any of the foregoing.

     5.5 FULL ACCESS.

     Each of the Parties will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to it and its Subsidiaries. Each of the Parties will treat and hold as such any Confidential Information it receives from the other

Party in the course of the reviews contemplated by this SECTION 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession as obtained from the other Party.

     5.6 NOTICE OF DEVELOPMENTS.

     Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in SECTION 3 and SECTION 4 above. No disclosure by any Party pursuant to this SECTION 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     5.7 EXCLUSIVITY.

     The Target will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target, and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. CONDITIONS TO OBLIGATION TO CLOSE.

     6.1 CONDITIONS TO OBLIGATION OF THE BUYER AND THE TRANSITORY SUBSIDIARY.

     The obligation of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval and the number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis;

     (b) the Target shall have procured all of the third party consents specified in SECTION 5.2 above;

     (c) the representations and warranties set forth in SECTION 3 above shall be true and correct in all material respects at and as of the Closing Date;

     (d) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (e) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Target to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (f) the Target shall have issued 200,000 Target Shares to Marlin Hull, LLC;

     (g) the Target shall have obtained an executed Registration Rights Agreement in the form attached hereto as EXHIBIT D granting certain registration rights to Anthony Silverman and certain other Affiliates of Buyer and all holders of Target Debentures for their shares of capital stock which they will receive at an exercise price of $3.50 per Target Share;

     (h) the Target shall have obtained executed lock-up agreements in the form attached hereto as EXHIBIT B whereby all directors and officers of the Target shall agree to lock-up the Buyer Shares for one (1) year after the Effective Time (and stop transfer instructions shall be given to the stock transfer agent) to be received by them; however, notwithstanding this SECTION 6.1(I), Buyer Shares may be sold in private transactions pursuant to Section 4(1) of the Securities Act if the transferee agrees to abide by the remaining term of the lock-up agreement and if the transferee is approved by Buyer;

     (i) During the period from March 31, 2004 to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operation of Target taken as a whole;

     (j) To insure that all agreements governing any options, warrants, or stock appreciation rights, which have been granted by Target, are explicitly clear in light of the proposed Merger, Target shall obtain prior to and as a condition of Closing from each such holder of its options, warrants or stock appreciation rights, a written confirmation or certification, in a form satisfactory to Buyer and its counsel, specifying the number and exercise price of the Target options as of the Closing Date of the Merger, for which options or warrants of Buyer will be substituted pursuant to the Certificate of Merger, together with such other clarifications or amendments as shall be mutually acceptable to the parties;

     (k) the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in SECTIONS 6.1(A)-(J) is satisfied in all respects;

     (l) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of the Target other than those set forth in the Certificate of Merger as directors and officers of the Surviving Corporation;

     (m) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

The Buyer and the Transitory Subsidiary may waive any condition specified in this SECTION 6.1 if they execute a writing so stating at or prior to the Closing.

     6.2 CONDITIONS TO OBLIGATION OF THE TARGET.

     The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in SECTION 4 above shall be true and correct in all material respects at and as of the Closing Date;

     (b) each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Target to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (d) the Target shall have received a total of One Million Dollars ($1,000,000) in Buyer Debentures from Anthony Silverman or his associates on or before the closing and the Buyer and the Target shall have mutually agreed in writing as to the sources of the One Million Dollars in financing;

     (e) immediately prior to the Closing, there shall not be greater than 2,500,000 shares of Common Stock, issued and outstanding of Buyer and there shall not be any Buyer Derivative Securities outstanding.

     (f) Buyer shall have obtained an executed lock-up and escrow agreement in the form attached hereto as EXHIBIT C whereby Anthony Silverman agrees to lock-up the greater of 220,000 Buyer Shares or thirty percent (30%) of the total number of Buyer Shares owned by him until one (1) year after the Effective Time;

     (g) Anthony Silverman and Thomas Scallen shall each have executed and delivered to Target an escrow agreement in the forms attached hereto as EXHIBITS E AND F whereby Mr. Silverman and Mr. Scallen each agree to escrow 50,000 Buyer Shares immediately following the merger (post 30:1 reverse stock split), for a period of three years from the Effective Time;

     (h) Buyer shall have no assets, liabilities or contingent liabilities, other than no less than $3,500 of cash reserves that are allocated for payment for fractional shares resulting from the Buyer reverse stock split, and Thomas Scallen shall indemnify Buyer and Target against any expense or liability incurred on account of Buyer's office lease in Minneapolis, Minnesota;

     (i) Buyer shall have used its commercially reasonable efforts to apply for and obtain a listing for its common stock on the Over-the-Counter Bulletin Board and the Pink Sheets;

     (j) Buyer shall be current on all filings with the SEC required under the Securities Exchange Act;

     (k) Buyer shall have adopted a stock option plan with substantially similar terms to the existing Target stock option plans and shall have authorized warrants to purchase both preferred and common stock with substantially similar terms as the Target Warrants;

     (l) Buyer shall have created preferred stock, designated such that its material terms are substantially identical to that of the Target Preferred Shares;

     (m) each of the Buyer and the Transitory Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in SECTIONS 6.2(A)-(L) is satisfied in all respects;

     (n) this Agreement and the Merger shall have received the Requisite Stockholder Approval and the number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis;

     (o) the Target shall have received the resignations, effective as of the Closing, of each director and officer of Buyer and of the Transitory Subsidiary; and

     (p) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

The Target may waive any condition specified in this SECTION 6.2 if it executes a writing so stating at or prior to the Closing.

7. INDEMNIFICATION.

     7.1 INDEMNIFICATION.

Each of the Major Buyer Shareholders agree to indemnify and hold Target and its officers, directors and affiliates, including but not limited to the Surviving Corporation (the "INDEMNITEES") harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Target, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of such Major Buyer Shareholder contained in this Agreement, or (ii) any failure of such Major Buyer Shareholder to perform or comply with any covenant contained in this Agreement. The representations, warranties and covenants made by each Major Buyer Shareholder in this Agreement shall survive for a period expiring on the date that is thirty-six (36) months following the Closing (the "Survival Date") and any action for a breach of a Major Buyer Shareholder's representations or warranties, the failure of a Major Buyer Shareholder to comply with a covenant hereunder or any Loss under this SECTION 7.1 must be made and filed by the Survival Date. Any claim for a breach of a Major Buyer Shareholder's representations or warranties, the failure of a Major Buyer Shareholder to comply with a covenant hereunder or any Loss under this SECTION 7.1 which is not made and filed by an Indemnitee prior to the Survival Date shall, from and after the Survival Date, be deemed to have been waived by such Indemnitee and rendered null and void and of no further force and effect.

     7.2 WARRANTY OF NO CLAIMS.

     Buyer hereby represents and warrants, and Thomas Scallen hereby represents, that to the best of its and his knowledge and belief, there is no known past condition or set of facts relating to the executive officers and directors of Buyer which will give rise to any claims, demands, obligations, actions or causes of action, of any nature whatsoever, which a party may now have, or which may hereafter accrue or otherwise be acquired, arising out of tort, contract, securities, or other theories of liability related to the duties and obligations imposed upon the executive officers and directors of Buyer.

     7.3 BUYER INDEMNITY.

     With respect to information provided by Buyer and Transitory Subsidiary to Target for purposes of preparing the Target PPM to be delivered to Target's stockholders, Buyer shall indemnify Target, its officers, directors and controlling persons, if any, against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact made by Buyer or Transitory Subsidiary or from any failure on the part of Buyer or Transitory Subsidiary to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     7.4 INDEMNITY PROCEDURE.

     Within 15 days after service upon an indemnified party of a summons or other first legal process in connection with the commencement of any action brought against it relating to the Target PPM, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
SECTION 7, notify the indemnifying party in writing of the commencement thereof; the omission to notify the indemnifying party will relieve it from any liability which it may have to any indemnified party under this Section (but not otherwise) if the indemnifying party proves that it has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this

Section  for  any  legal  or  other  expenses   subsequently  incurred  by  such
indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     7.5 ESCROW ARRANGEMENTS.

     (a) Escrow Fund. As security for the indemnity provided for in this ARTICLE VII and pursuant to the terms of the escrow agreements attached hereto as EXHIBITS E AND F ( the "ESCROW AGREEMENTS"), Anthony Silverman and Thomas Scallen will each have deposited with the Escrow Agent (as defined below) 50,000 Buyer Shares (post 30:1 stock split) immediately following the merger (the "ESCROW SHARES") (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Buyer after the Effective Time with respect to the Escrow Shares) as soon as practicable after the Effective Time. The Transitory Subsidiary as Escrow Agent (the "ESCROW AGENT"), shall hold the Escrow Shares in an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein.

     (b) Escrow Period. Subject to the terms of the Escrow Agreement, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 11:59 p.m., Washington time on the Expiration Date, which shall be the day that is three years after the Effective Date (the "ESCROW PERIOD").

     (c) Protection of Escrow Fund.

          (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of the Escrow Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms of the Escrow Agreement.

          (ii) Any Buyer Shares or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) ("NEW SHARES") in respect of Buyer Shares in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Buyer Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Buyer Shares shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

          (iii) Mr. Silverman and Mr. Scallen shall have voting rights with respect to Buyer Shares contributed to the Escrow Fund (and on any voting securities added to the Escrow Fund in respect of such Buyer Shares). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of Mr. Silverman and Mr. Scallen and shall promptly deliver copies of all proxy solicitation materials to Mr. Silverman and Mr. Scallen.

     7.6 INDEMNIFICATION BY SCALLEN.

     Notwithstanding anything in this Agreement to the contrary, the indemnification obligation of Mr. Scallen pursuant to this ARTICLE VII shall be limited to the Buyer Shares owned by Mr. Scallen as of the Closing Date, and the proceeds, if any, from a sale of such Buyer Shares by Mr. Scallen on or before the Survival Date.

8. TERMINATION.

     8.1 TERMINATION OF AGREEMENT.

     Any  of  the  Parties  may  terminate   this   Agreement   with  the  prior
authorization of its board of directors (whether before or after stockholder approval) as provided below:

     (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

     (b) the Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Transitory Subsidiary has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 2005, by reason of the failure of any condition precedent under SECTION 6.1 hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

     (c) the Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and the Transitory Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 2005, by reason of the failure of any condition precedent under SECTION 6.2 hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement) or (C) if the number of Dissenting Shares exceeds five percent (5%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis; or

     (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Target Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

     8.2 EFFECT OF TERMINATION.

     If any Party terminates this Agreement pursuant to SECTION 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

9. MISCELLANEOUS.

     9.1 SURVIVAL.

     Each of the representations, warranties, and covenants of the Parties shall survive the Effective Time by two years.

     9.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.

     No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     9.3 NO THIRD-PARTY BENEFICIARIES.

     This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in SECTION 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Securityholders.

     9.4 ENTIRE AGREEMENT.

     This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     9.5 SUCCESSION AND ASSIGNMENT.

     This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No
Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

     9.6 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     9.7 HEADINGS.

     The  section  headings   contained  in  this  Agreement  are  inserted  for
convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.8 NOTICES.

     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Target:           IsoRay Medical, Inc.
                                      350 Hills Street, Suite 106
                                      Richland WA 99354
                                      Attn: Roger Girard

               Copy to:               Stephen R. Boatwright, Esq.
                                      Keller Rohrback, PLC
                                      3101 North Central Avenue, Suite 900
                                      Phoenix, Arizona 85012-2600

          If to the Buyer:            Century Park Pictures Corporation
                                      4701 IDS Center
                                      Minneapolis, MN 55402
                                      Attn: Thomas Scallen

               Copy to:               Stephen Meadow, Esq.
                                      Firetag Law Firm, PC
                                      5611 N. 16th Street
                                      Phoenix, AZ  85016-0001

If to the Transitory Subsidiary:      Century Park Transitory Subsidiary, Inc.
                                      4701 IDS Center
                                      Minneapolis, MN 55402
                                      Attn:    Thomas Scallen

               Copy to:               Stephen Meadow, Esq.
                                      Firetag Law Firm, PC
                                      5611 N. 16th Street
                                      Phoenix, AZ  85016-0001

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.9 GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     9.10 AMENDMENTS AND WAIVERS.

     The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.11 SEVERABILITY.

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.12 EXPENSES.

     Each of the Parties will bear its own costs and expenses  (including  legal
fees  and  expenses)   incurred  in  connection  with  this  Agreement  and  the
transactions contemplated hereby.

     9.13 CONSTRUCTION.

     The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     9.14 INCORPORATION OF EXHIBITS AND SCHEDULES.

     The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



                                 CENTURY PARK PICTURES CORPORATION


                                 By:
                                    --------------------------------------------
                                    Thomas Scallen, CEO

                                 CENTURY PARK TRANSITORY SUBSIDIARY, INC.


                                 By:
                                    --------------------------------------------


                                 ISORAY MEDICAL, INC.

                                 By:
                                    --------------------------------------------
                                    Roger Girard, CEO

                                 MAJOR BUYER SHAREHOLDERS


                                 -----------------------------------------------
                                 Thomas Scallen


                                 -----------------------------------------------
                                 Anthony Silverman

                              CERTIFICATE OF MERGER

                                     MERGING

                    CENTURY PARK TRANSITORY SUBSIDIARY, INC.

                                      INTO

                              ISORAY MEDICAL, INC.


     Pursuant to the provisions of the Delaware General Corporation Law (the "Delaware Act"), the undersigned companies adopt the following Certificate of Merger for the purpose of merging Century Park Transitory Subsidiary, Inc. into IsoRay Medical, Inc.

     The following Certificate of Merger was approved by the shareholders of each of the undersigned companies in the manner prescribed by the Delaware Act:

                                   ARTICLE I.

                                     MERGER

     A. IsoRay Medical, Inc., formed under the laws of the state of Delaware ("Medical"), into which Century Park Transitory Subsidiary, Inc. ("Disappearing Company"), formed under the laws of the state of Delaware (collectively "Disappearing Company"), is hereby merged, on the effective date of the merger, shall be the corporation to survive the merger and the name under which the corporation will continue is "IsoRay Medical, Inc." Said corporation, hereinafter sometimes called the "Surviving Corporation," shall be governed by the laws of the state of Delaware. Its principal office will be located at 350 Hills Street, Suite 106, Richland, Washington 99354. Medical and Disappearing Company are sometimes referred to herein as the "Constituent Companies."

     B. Executed counterpart copies of this Certificate of Merger and such supporting documents as are required shall be filed as promptly as possible with the Secretary of State of Delaware in accordance with the Merger Agreement entered into between the Constituent Companies and certain other parties, dated as of May ____, 2005 (the "Merger Plan"). Five o'clock p.m. (5:00 p.m.) Eastern Time on the date of the filing with the Secretary of State of Delaware of this Certificate of Merger shall be the effective time of the merger and is hereinafter referred to as the "Effective Date."

     C. The Merger Plan has been approved, adopted, certified, executed and acknowledged by IsoRay Medical, Inc. and Century Park Transitory Subsidiary, Inc. in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

      The executed Merger Plan is on file at the principal office of the Surviving Corporation, as listed in Article 1(A) above, and a copy of the Merger Plan will be furnished at no cost, upon request, to any shareholder of the Constituent Companies.

     D. From the  Effective  Date,  the merger  shall have the effects  provided under Delaware law. Without limiting the generality of the foregoing, upon the Effective Date the separate existence of the Disappearing Company shall cease, and the Disappearing Company shall be merged with and into Medical. Medical shall be the Surviving Corporation and the Surviving Corporation, without further deed or action, shall possess all assets and property of every description, and every interest herein wherever located and all rights, privileges, immunities, powers, franchises and authority (of a public as well as of a private nature) of each of the Constituent Companies and all obligations belonging to or due each of the Constituent Companies. Title to any real estate or any interest therein, vested in each Constituent Company, shall not revert or in any way be impaired by reason of the merger. The Surviving Corporation shall be liable for all of the obligations of each Constituent Company, including liability to dissenting shareholders. Any claim existing, or action or proceeding pending, by or against any Constituent Company may be prosecuted to judgment, with right of appeal, as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Disappearing Company. The Surviving Corporation further agrees that it will promptly pay to the dissenting shareholders of the Disappearing Company the amount, if any, to which they shall be entitled under the provisions of the Delaware Act with respect to the rights of dissenting shareholders. All rights of creditors of each Constituent Company shall be preserved unimpaired, and all liens upon the property of any Constituent Company shall be preserved unimpaired, but only on the property affected by such liens immediately before the Effective Date. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of the respective Constituent Companies shall execute, acknowledge and deliver such instruments and do such acts as may be necessary or required. For such purposes, the existence of the Constituent Companies and the authority of their respective officers and directors are continued, notwithstanding the merger.

                                   ARTICLE II.

            CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

     From and after the Effective Date, the Certificate of Incorporation of IsoRay Medical, Inc., as recorded in the office of the Secretary of State of Delaware at the Effective Date, shall be and become the Certificate of Incorporation of the Surviving Corporation, until further amended pursuant to the provisions of the Delaware Act.

                                  ARTICLE III.

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     A. As of the Effective Date, the officers of the Surviving Corporation, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, or as otherwise provided in its Bylaws, are as follows:

               President/CEO                Roger Girard

               Secretary/Treasurer          David Swanberg

               Chief Financial Officer      Michael Dunlop

The officers of the Surviving Corporation and their number may be changed from time to time as provided by applicable state law and the bylaws of the Surviving Corporation.

     B. As of the Effective Date, the directors of the Surviving Corporation, who shall hold office until their successors shall be duly elected or appointed shall be Roger Girard, David Swanberg, Vincent Low, Karen Thompson, Patrick Kennedy, James Madsen and Donald Segna. The directors of the Surviving Corporation and their number may be changed from time to time as provided by the Delaware Act and the Bylaws of the Surviving Corporation.

     C.  The  first  annual  meeting  of  the   shareholders  of  the  Surviving
Corporation after the Effective Date shall be the next annual meeting provided by the Bylaws of the Surviving Corporation.

     D. If, on or before the Effective Date, a vacancy shall for any reason exist in the Board of Directors of the Surviving Corporation, or in any of the offices, such vacancy shall hereafter be filled in the manner provided in the Certificate of Incorporation of the Surviving Corporation or in its Bylaws.

                                   ARTICLE IV.

                         BYLAWS OF SURVIVING CORPORATION

     From and after the Effective Date, the present Bylaws of IsoRay Medical, Inc. shall be and become the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed, or until new Bylaws shall be adopted, in accordance with the provisions of the Delaware Act, the Bylaws and the Certificate of Incorporation of the Surviving Corporation.

                                   ARTICLE V.

               CONVERSION OR CANCELLATION OF MEDICAL COMMON STOCK

                          AND PREFERRED STOCK ON MERGER

          A. As of the Effective Date, by virtue of the merger of the Constituent Companies:

     (1) Without any action on the part of the holder thereof, each share of common stock, $0.001 par value, of Century Park Transitory Subsidiary, Inc. ("Century Sub Common Stock") which is issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and become one fully paid and nonassessable share of common stock, $0.001 par value, of IsoRay Medical, Inc. ("Medical Common Stock"). Notwithstanding any other provisions of this Agreement, any shares of Century Sub Common Stock which are unissued by Disappearing Company immediately prior to the Effective Date shall not be converted but shall be canceled.

     (2) Without any action on the part of the holder thereof, each share of Medical Common Stock which is issued and outstanding immediately prior to the Effective Date shall thereupon and without any further action be retired and canceled and become authorized and unissued shares of Medical Common Stock, and by virtue of the merger shall be exchanged for fully paid and nonassessable shares of common stock, $0.001 par value, of Century Park Pictures Corp., a Minnesota corporation ("Century Park"), the parent corporation of Disappearing Company ("Century Park Common Stock"), so that for every one (1) share of Medical Common Stock then outstanding there will be issued ____ shares of Century Park Common Stock. Notwithstanding any other provisions of this Agreement, any shares of Medical Common Stock which are unissued by Medical immediately prior to the Effective Date shall not be converted but shall be canceled.

     (3) Without any action on the part of the holder thereof, each share of Series B preferred stock of Medical ("Medical Preferred Stock") which is issued and outstanding immediately prior to the Effective Date shall thereupon and without any further action be retired and canceled and become authorized and unissued shares of Medical Preferred Stock, and by virtue of the merger shall be exchanged for fully paid and nonassessable shares of preferred stock, $0.001 par value, of Century Park ("Century Park Preferred Stock") so that for every one
(1) share of Medical Preferred Stock then outstanding there will be issued ___ shares of Century Park Preferred Stock. Notwithstanding any other provisions of this Agreement, any shares of Medical Preferred Stock which are unissued by Medical immediately prior to the Effective Date shall not be converted but shall be canceled.

     (4) The holders of certificates representing shares of Medical Common Stock and Medical Preferred Stock shall cease to have any rights as shareholders of Medical and the sole and indivisible right of such holders shall be the right to receive (i) the number of whole shares of Century Park Common Stock and Century Park Preferred Stock into which their shares of Medical Common Stock and Medical Preferred Stock, shall have been converted by the merger as provided above, and
(ii) the corresponding right to receive the cash value of any fraction of a share of Century Park Common Stock and Century Park Preferred Stock as provided below.

     (5) No certificates or scrip representing fractional shares of Century Park Common Stock or Century Park Preferred Stock shall be issued upon the surrender or exchange of Medical certificates, no dividend or other distribution of Century Park shall relate to any fractional Century Park shares, and such fractional Century Park share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Century Park. In lieu of any fractional share of Century Park Common Stock or Century Park Preferred Stock which a stockholder of Medical would be entitled to receive, the Exchange Agent hereafter prescribed shall, upon surrender of a Medical Common Stock or Medical Preferred Stock certificate, pay to the holder of Century Park Common Stock or Century Park Preferred Stock certificates issued in exchange therefor, an amount of cash (without interest) determined by multiplying (i) the price of Century Park Common Stock which shall be $_____ or the price of Century Park Preferred Stock which shall be $_____, times (ii) the fractional Century Park Common Stock or Century Park Preferred Stock share interest to which such shareholder would otherwise be entitled.

     B. By virtue of the merger of the Constituent Companies:

     (1) As soon as practicable after the Effective Date, Century Park shall make available for exchange and conversion in accordance with this Article V, by making available to the Exchange Agent (as hereafter prescribed) for the benefit of the shareholders of Medical such number of shares of Century Park Common Stock and Century Park Preferred Stock as shall be issuable in exchange for outstanding shares of Medical Common Stock and Medical Preferred Stock (net of the aggregate number of fractional shares of Century Park in lieu of which cash will be paid). In addition, Century Park will make available to the Exchange Agent, from time to time upon request of the Exchange Agent, such cash as may be necessary to make the cash payments with respect to fractional shares of Century Park Common Stock and Century Park Preferred Stock as provided above.

     (2) As soon as practicable after the Effective Date, such bank or trust company or transfer agent as Century Park may determine, acting as Exchange Agent to effect the exchange of certificates (the "Exchange Agent"), shall mail to each holder of record a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Medical Common Stock and Medical Preferred Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Century Park Common Stock and Century Park Preferred Stock, and the cash payment in lieu of fractional shares of Century Park Common Stock and Century Park Preferred Stock as set forth above.

     (3) After the Effective Date, there shall be no further registration of transfers on the books of the Surviving Corporation of the shares of Medical Common Stock and Medical Preferred Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates representing such shares or interests are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Century Park Common Stock and Century Park Preferred Stock and for cash as provided in this
Article V.

     C. The conversion ratio for converting the shares of Medical Common Stock and Medical Preferred Stock into shares of Century Park Common Stock or Century Park Preferred Stock shall be proportionately adjusted in the event of any stock split, stock dividend, recapitalization, exchange, readjustment or combination of shares or similar actions involving the Century Park Common or Preferred Stock or Medical Common or Preferred Stock, having a record date occurring between the date of execution of the Merger Plan and the Effective Date.

     D. Upon the Effective Date, Century Park shall convert each outstanding stock option to acquire one share of Medical Common Stock into an option to acquire ____ shares of Century Park Common Stock, upon the same terms and conditions as the stock option for Medical Common Stock was granted. Fractional shares shall not be issued but shall be paid in cash as determined by Article V, Section A(5) above. Notwithstanding the foregoing, each holder of outstanding stock options to acquire shares of Medical Common Stock shall have the right, prior to the Effective Date, to exercise such options and use the Medical Common Stock so issued to be converted into Century Park Common Stock as provided above.

     E. Upon the Effective Date, Century Park shall convert each outstanding warrant to acquire one share of Medical Preferred Stock into a warrant to acquire ____ shares of Century Park Preferred Stock, upon the same terms and conditions as the warrant for Medical Preferred Stock was granted. Fractional shares shall not be issued but shall be paid in cash as determined by Article V, Section A(5) above. Notwithstanding the foregoing, each holder of outstanding warrants to acquire shares of Medical Preferred Stock shall have the right, prior to the Effective Date, to exercise such warrants and use the Medical Preferred Stock so issued to be converted into Century Park Preferred Stock as provided above.

                                   ARTICLE VI.

                   RIGHT TO AMEND CERTIFICATE OF INCORPORATION

     The Surviving Corporation hereby reserves the right to amend, alter, change or repeal Certificate of Incorporation in the manner now or hereafter prescribed by statute or otherwise provided by law, and all rights and powers conferred in the Certificate of Incorporation on shareholders, directors or officers of the Surviving Corporation, or any other person whomsoever are subject to this reserved power.

                                  ARTICLE VII.

                                  MISCELLANEOUS

     This Certificate of Merger may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument representing the Certificate of Merger.

Dated:  June ____, 2005


                                 IsoRay Medical, Inc., a Delaware corporation

                                 By:
                                    --------------------------------------------
                                    Roger Girard, President and CEO

ATTEST:

----------------------------------
David Swanberg, Secretary





Dated:  June ____, 2005


                                 Century Park Transitory Subsidiary, Inc., a
                                 Delaware corporation


                                 By:
                                    --------------------------------------------
                                    ____________________, President

ATTEST:

--------------------------------

_________________, Secretary

                               DISCLOSURE SCHEDULE

Schedule            Description
--------            -----------

3.1     Organization, Qualification, and Corporate Power

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.2     Capitalization

SEE ATTACHED SCHEDULE 3.2.

3.3     Authorization of Transaction

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.4     Noncontravention

SEE ATTACHED SCHEDULE 3.4.

3.5     Financial Statements

TO BE INCLUDED AS AUDIT REPORT OF DECORIA, MAICHEL & TEAGUE.

3.6     Books and Records

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.7     Title to Properties; Encumbrances

SEE ATTACHED SCHEDULE 3.7.

3.8     Condition and Sufficiency of Assets

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.9     No Undisclosed Liabilities

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.10    Taxes

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.11    No Material Adverse Change

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.12    Employee Benefits

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.13    Compliance With Legal Requirements; Governmental Authorizations

SEE ATTACHED SCHEDULE 3.13.

3.14    Legal Proceedings; Orders

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.15    Absence of Certain Changes and Events

SEE ATTACHED SCHEDULE 3.15.

3.16    Contracts; No Defaults

SEE ATTACHED SCHEDULE 3.16.

3.17    Insurance

SEE ATTACHED SCHEDULE 3.17.

3.18    Environmental Matters

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.19    Employees

SEE ATTACHED SCHEDULE 3.19.

3.20    Labor Relations; Compliance

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.21    Intellectual Property

SEE ATTACHED SCHEDULE 3.21.

3.22    Certain Payments

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.23    Relationships with Related Persons

SEE ATTACHED SCHEDULE 3.23.

3.24    Broker's Fees

SEE ATTACHED SCHEDULE 3.24.

3.25    Tax Treatment

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

3.26    Disclosure

STATEMENT IS COMPLETE, AND NEEDS NO FURTHER ADDITION.

                                  SCHEDULE 3.2

                                 CAPITALIZATION

1.   List of All Derivative Securities

SEE ATTACHED

2.   List of All Target Shares

SEE ATTACHED

3.   Registration Rights

The Company granted a one-time piggyback registration right for the common stock (and the common stock issuable upon conversion of warrants) sold pursuant to the Company's two private placement memoranda dated October 15, 2004.

The Company intends to grant a one-time demand and a one-time piggyback registration right for (i) the shares of common stock issuable upon conversion of the convertible debentures sold pursuant to the Company's private placement memorandum dated January 31, 2005 and (ii) certain shares of Century Park common stock (only if the merger is consummated). The agreement granting these rights has not been finalized.

The Company intends to grant, after consummation of the merger, a one-time piggyback registration right for twenty percent (20%) of the shares of common stock held by each of the Company's shareholders prior to the merger.

                                  SCHEDULE 3.4
                                NONCONTRAVENTION

1. Required Notices and Consents

The Company has an outstanding long-term note payable to Benton-Franklin Economic Development District in the amount of $230,000. Among covenants of that loan is the condition that:

"(j) [IsoRay] will not purchase, retire, or acquire, except by gift, any of its ownership interest, and it will not merge with any other corporation or business entity except as approved by the BFEDD, except in the case of the normal sale or acquiring of stock."

The Company has notified BFEDD with its intent to merge with the Buyer, and BFEDD has provided a written waiver of this covenant as of March 31, 2005, effective through June 30, 2006.

                                  SCHEDULE 3.5

                              FINANCIAL STATEMENTS

To be included as audit report of DeCoria, Maichel & Teague.

                                  SCHEDULE 3.7

                        TITLE TO PROPERTIES; ENCUMBRANCES

1. List of All Real Property, Leaseholds, or Other Interests

The Company owns no Real Property

2. Capitalized Leases

     1.   $75,000, four year lease with Nationwide Funding, LLC for glove box
     2.   $1,575,  two year lease with Dell  Financial for projector
     3.   $27,500,  three year lease with VAResources for computer  equipment
     4.   $430,000, 36 mo. Lease with Vencore for Hot cell.

3. Personal property sold since the date of the Audited Statements and the Interim Balance Sheet

None

4. Properties and Assets purchased since the date of the Audited Statements

On April 4, 2005 a capital lease agreement was completed with Nationwide Funding LLC, whereby the lessor will fund the $75,000 acquisition of a glove box being built to the Company's specifications by Premier Technology, Inc. of Pocatello, ID. This is a 48 month agreement with a minimum monthly lease payment of $2,475.38.

On May 16, 2005 a capital lease agreement was completed with Vencore Solutions LLC. This is a capital lease for a hot cell with a lease line in the amount of $430,000. This is a 36 month lease, a provision of which is that the Company can purchase the hot cell for fair market price, defined in the lease agreement as not more than 15% of the initial fair value purchase price. Based on this amount, for the first five months, the minimum monthly lease payment will be $7,589.50. The minimum monthly lease payment increases to $15,910 for the remaining 31 months, based on the entire value of the $430,000 lease line. In connection with the lease agreement, the Company granted warrants to purchase 6,757 shares of the Company's common stock at $3.50/share. These warrants expire after four years from the date of issuance.

5.       Security Interests

     1. As a condition of the $230,000 loan from Benton-Franklin Economic Development District, BFEDD has perfected a UCC security filing whose Financing Statement describes their interest in property of the Company as:

"In ALL of debtor's equipment including machinery and office equipment, together with all parts, fittings, accessories, special tools, renewals or replacements of all or any part thereof, either now or hereafter acquired and wheresoever located, and all proceeds thereof; and IN ALL present and future accounts receivable, chattel paper, security agreements and debts secured thereby, documents, notes, drafts, instruments, contract rights, general intangibles, all guarantees and security therefor and all returned goods; all present and hereafter acquired Inventory wherever located, including, but not limited to, raw materials, work in process and finished goods, goods held for sale or lease, goods under lease or consignment held by others, and materials used or consumed in Borrower's business; all proceeds and products of the foregoing, including but limited to money, the Collateral account, goods, insurance proceeds, and other tangible or intangible property received upon the sale or disposition of the foregoing; all present and future patents, trade names and trademarks; all present and future books and records pertaining to the foregoing and the equipment containing said books and records."

     2.   As a condition of the $40,000 loan from Columbia  River Bank, the bank
          has  perfected  a  UCC  security  filing  whose  Financing   Statement
          describes their interest in property of the Company as:

"Purchase Money Security Interest in UNITECH MYACHI LW 5A-IE LASER WELDER, MODEL #8-800-01-01, SERIAL #04110099 and UNITECH MYACHI LW 15A-IE LASER WELDER, MODEL #8-802-0101, SERIAL #04040181; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the forgoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and accounts proceeds)."

     3. As a condition of the $395,000 line of credit from Columbia River Bank, the bank and the Company have entered into a Commercial Security Agreement which grants "All Inventory and Accounts Receivable" as collateral to the LOC.

     4. As a condition of the $365,000 aggregate notes payable to certain note holders, the Company granted a security interest in all intangible assets, including all patents, intellectual property or other intangibles reasonably necessary to produce Cesium-131 and Yttrium-90 products, as collateral. This security interest has not been perfected by a UCC-1 financing statement.

                                  SCHEDULE 3.13

         COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Noncompliance with Legal Requirements and Notices of Such Noncompliance

The Company believes it is in compliance with all legal requirements, and other than the occasional notice of tardiness in paying a payroll tax bill (as a result of an oversight, or miscalculation) has received no notices of non-compliance. Any such outstanding notice of tardiness is non-material, with individual and cumulative value of less than $1,000, and any outstanding issues will be cured prior to the merger. Payroll taxes have historically been paid on time, and that will continue to be the case.

(b) List of Governmental Authorizations

IsoRay Medical, Inc. Certificate of Incorporation           State of Delaware               June, 2004

IsoRay Medical, Inc. Master Business License                State of Washington             2004 - 2005

IsoRay Medical, Inc. Richland City Business License         City of Richland                2004 - 2004

WA State Sealed Source License                              State of WA; Dept of Health     October, 2004

Certificate of Authority (Foreign Profit Corporation)       State of WA                     June 25, 2004

Approval to market Cesium 131 seed                          Food and Drug Admin.            March 28, 2003

Notice of creation of separate payment code for             Centers for Medicare &
 Cs-131 source                                              Medicaid Services               October 30, 2003

Radioactive Materials License                               State of WA; Dept of Health     July 19, 2004

     (b)(i)-(iii) Noncompliance with Governmental Authorizations and Notices of Such Noncompliance

The Company believes it is in compliance with all Governmental Authorizations, and has received no notices of noncompliance.

Initiative 297, also known as the Cleanup Priority Act, became law in Washington State on December 2, 2004 and was immediately challenged in court by the US Department of Justice, primarily on constitutionality issues. The initiative was aimed at the Department of Energy's Hanford Site in that it requires any mixed waste disposal site to be cleaned up (if there has been a release to the environment) before accepting any new waste not related to cleanup. The definition of mixed waste was also expanded to include hazardous substances released to the environment, and any material reasonably expected to become waste. Currently, IsoRay's process generates small quantities of mixed radioactive and hazardous waste.

IsoRay conducted a detailed analysis of I-297 and determined that our operations at PNNL would be subject to I-297, because the facility is owned by the DOE and any mixed waste generated would normally be disposed of at Hanford. Once operations are moved to a private facility, any mixed waste generated would need to be disposed of out of state as there is currently no permitted commercial mixed waste disposal facility located in Washington, and thus I-297 would not apply. Therefore, it is to our advantage to move our operations to a private facility as quickly as possible.

However, other provisions of the Cleanup Priority Act could impact IsoRay's operations, even in a private commercial facility, depending upon how they are interpreted by regulators. Fortunately, we have been contacted by State regulators and to date have received favorable interpretations. There is no guarantee that future interpretations and rulemaking would be in IsoRay's favor. In our opinion, the best outcome would be for I-297 to be struck down, on constitutionality issues, in its entirety based on the arguments being made by the U.S. Department of Justice.

                                  SCHEDULE 3.15

                      ABSENCE OF CERTAIN CHANGES AND EVENTS

1. Changes and Events Since March 31, 2005

     (a) The Company continues to raise cash through the Convertible Debenture PPM dated 01/31/05, and has raised $430,000 in cash since March 31st. This would provide holders of the Debentures with 122,857 shares of common stock upon full conversion.

     (b) A sales and marketing employee has given notice of his upcoming resignation, and will leave the Company as of June 1, and will be returning 200,000 of his 300,000 options to purchase common stock back to the Company, in accordance with a separation agreement that also provides for payment of $17,500 to the employee.

     (c) A sales and marketing employee will be awarded an additional lump sum of $17,500 as part of a Management By Objective program instituted as of September, 2004. This liability was not recorded as of March 31st as the agreement to provide the bonus was part of an amendment to an employment agreement dated April 24, 2005.

                                  SCHEDULE 3.16

                             CONTRACTS; NO DEFAULTS

(a) List of Contracts (including parties to the Contracts and the amount of remaining commitment of the Target under the Contracts)

COMPLETE, OTHER THAN:

(ii) Delivery of goods, services, materials to Target: o Employment agreements:

     IsoRay Medical, Inc. has entered into employment agreements with Roger Girard, its CEO, Michael Dunlop, its CFO, John Hrobsky, its Executive Vice President, Sales and Marketing, James Madsen, its Manager of Projects, Donald Segna, its Vice President Strategic Planning, David Swanberg, its Vice President, Manufacturing and Production, Scott Hutchinson, its Vice President Finance, Garret Brown, PhD, its CTO, Keith Welsch, its CQO and Lane Bray, its Chief Chemist.

     The agreement with Mr. Girard provides for five years of employment as CEO, subject to earlier termination or extension, at a base salary of $180,000 annually, subject to receipt by the IsoRay companies of at least $2,500,000 in debt or equity investments after August 1, 2003. Mr. Girard was granted options to purchase up to 610,000 shares of IsoRay Medical, Inc. common stock, with 160,000 of the options vested upon execution of the agreement as of August 1, 2004, and the remaining options vesting upon the occurrence of certain milestones. Mr. Girard is also eligible to receive a bonus based on achievement of performance goals established by the Board and certain fringe benefits.

     The agreement with Mr. Dunlop provides for three years of employment as CFO, commencing on August 1, 2004, and is subject to earlier termination. Mr. Dunlop's base salary is $42,000 annually, subject to increase to at least $120,000 annually when the Board determines the Company has sufficient cash flow to support the higher salary. Mr. Dunlop is also eligible to receive a bonus based on achievement of performance goals established by the Board and certain fringe benefits.

     The agreement with Mr. Hrobsky provides for three years of employment as Executive Vice President, Sales and Marketing, subject to earlier termination or extension, at a base salary of $120,000 annually, which is subject to increase at the discretion of the Board upon commencement of seed production. Mr. Hrobsky was granted options to purchase 500,000 shares of IsoRay Medical, Inc. common stock, with 167,000 of the options vested upon execution of the agreement as of July 10, 2004, and the remaining options will vest at a rate of one-third per year over the three year term of the agreement. Mr. Hrobsky is also eligible to receive a bonus based on achievement of performance goals established by the Board and certain fringe benefits.

     The agreement with Mr. Madsen provides for one year of employment as Manager of Projects, commencing on August 1, 2004, and subject to earlier termination. Mr. Madsen's base salary is $57,600 annually, and Mr. Madsen is eligible to receive a bonus based on achievement of certain performance goals specified in his agreement with IsoRay Medical, Inc., and he is entitled to certain fringe benefits.

     The agreement with Mr. Segna provides for one year of employment as Vice President Strategic Planning, commencing on September 1, 2004, and subject to earlier termination. Mr. Segna's base salary is $24,000 annually, and will be adjusted to $86,400 annually, subject to receipt of sufficient funding. Mr. Segna is eligible to receive a bonus based on achievement of certain performance goals specified in his agreement with IsoRay Medical, Inc., and he is entitled to receive certain fringe benefits.

     The agreement with Mr. Swanberg provides for three years of employment commencing on September 1, 2004, and subject to earlier termination. Mr. Swanberg's base salary is approximately $46,000 annually, increasing to $120,000 annually upon receipt of sufficient funding, subject to possible adjustment as provided in the agreement. Mr. Swanberg is eligible to receive two bonuses - one based on achievement of performance goals established by the Board and one based on achievement of certain performance goals specified in his agreement with IsoRay Medical, Inc., and he is entitled to receive certain fringe benefits.

     The agreement with Mr. Hutchinson provides for one year of employment as Vice President Finance, commencing on August 1, 2004, and subject to earlier termination. Mr. Hutchinson's base salary varies from $48,000 to $120,000 annually based on the amount of equity and debt capital raised by IsoRay Medical, Inc. after August 1, 2004. Mr. Hutchinson is also eligible for a bonus of two percent of the gross proceeds of all equity raised (or one percent of the gross proceeds of all debt raised) in which Mr. Hutchinson is an active participant in the transaction, and an additional three percent of the gross equity raised from sources identified by Mr. Hutchinson and closed by Mr. Hutchinson. Mr. Hutchinson is also entitled to certain fringe benefits, and was granted options to purchase 100,000 shares of IsoRay Medical, Inc. common stock, with 10,000 options vested upon execution of the agreement and the remaining options vesting upon the occurrence of certain events.

     The agreement with Dr. Brown provides for three years of employment commencing on October 1, 2004 subject to earlier termination. Dr. Brown's base salary is approximately $102,000 annually, and will increase by $500 per month until an annual salary of $120,000 is achieved. Dr. Brown is eligible to receive gully vested options to purchase up to 370,000 shares of common stock upon achievement of certain performance goals on behalf of the Company, and he is entitled to receive certain fringe benefits.

     The agreement with Mr. Welsch provides for two years of employment commencing on August 1, 2004 subject to earlier termination. Mr. Welsch's base salary is $48,000 annually, and will increase to $90,000 when the Company has received sufficient cash from equity investments or reaches break-even, whichever occurs first. Mr. Welsch is also entitled to certain fringe benefits and was granted options to purchase 50,000 shares of common stock. Additionally, Mr. Welsch is eligible for bonuses of up to $35,000 upon the Company's completion of certain milestones.

     The agreement with Mr. Bray provides for an "At Will" part-time employment for an undefined term. Compensation is an hourly rate of $20.00. No other benefits accrue. A trust controlled by Mr. Bray is the recipient of the proceeds of the Royalty Agreement for Invention and Patent Application described below.

     * Cooperative Research and Development Agreement (CRADA) No. 245 with Battelle, as operator of Pacific Northwest National Laboratory, for the purpose of developing a new, high purity, low waste, high efficiency process for separation of yttrium-90 from strontium-90. The fixed price for this CRADA is $80,297.00, which has already been paid to Battelle. It is anticipated that this project will be completed by September, 2005, and all funds will have been earned by Battelle, and expensed by the Company by that time.

     * Commercial Work for Others Agreement (CWFO) No. 45658 with Battelle Memorial Institute, Pacific Northwest Division as operator of PNNL for the purpose of supporting the Company's preparation, assembly, quality control, and distribution of a limited number of Cs-131 seeds. Essentially this is the initial production facility, including ancillary production staff, where the Company's initial products are manufactured. The project's term is December 31, 2006, although the Company intends to move its production to an interim leased facility currently under construction, which should be operable by September, 2005, and is further described in the Agreement with Pacific EcoSolutions Total allowable expenses under this CWFO are $1,841,985, of which approximately $870,000 has been paid, and $790,000 has been expensed, leaving a pre-paid balance of approximately $80,000.

     * A part-time, task-oriented, Independent Contractor Agreement with Robert Schenter, PhD, a significant shareholder of the Company, to assist in the development of methods of deriving cost-effective sources of enriched barium and irradiation services, and other specific tasks as requested by the Company. Compensation is an hourly rate of $20.00 plus credit at the rate of $28.00 toward convertible debentures as described in the Private Placement Memorandum of January 31, 2005. This agreement terminates March 31, 2006, but may be extended by mutual agreement.

     * Agreement with Keller Rohrback to render legal work, on behalf of the Company, in connection with the Merger (including filing the Form 8-K relating to the Merger). The negotiated rate is $65,000, of which half was paid as a retainer, with the balance due June 1, 2005 or at consummation of the merger, whichever occurs first.

     * Agreement to retain Clifford Aaron as V.P. of International Finance to provide consultation services regarding capital structure and financing activities, which calls for a monthly retainer of not less than $5,000, warrants to purchase common stock (already issued), and a bonus of up to 8% of financing directly raised, less the $5,000 monthly retainer.

(iv) Leases and occupancy rental

     *    Agreement  with Energy  Northwest  to lease  2,200 sq. ft.  office and
          non-radioactive   laboratory   space  until   December  31,  2005  for
          $2,605.12/mo. The lease is renewable for an additional 12 mos.

     * Agreement with Pacific EcoSolutions, Inc. to lease Bay #3 at 2025 Battelle Boulevard, Richland, WA for 25,800 shares of common stock for 12 months, commencing at the date of regulatory licensing approval. This lease may be extended, by mutual agreement, on a month-by-month basis.

(v) Licensing agreements with respect to IP:

     *    Royalty Agreement for Invention and Patent Application

     A shareholder of the Company, Lane Bray, previously assigned his rights, title and interest in an invention to IsoRay Products LLC in exchange for a royalty equal to 1% of the Gross Profit, as defined, from the sale of "seeds" incorporating the technology. The patent and associated royalty obligation were transferred to the Company effective October 1, 2004 in connection with the October 2004 merger and recapitalization transaction.

     The Company must also pay a royalty of 2% of Gross Sales, as defined, for any sub-assignments of the aforesaid patented process to any third parties. The royalty agreement will remain in force until the expiration of the patents on the assigned technology, unless earlier terminated in accordance with the terms of the underlying agreement. To date, there have been no product sales incorporating the technology and there is no royalty due pursuant to the terms of the agreement.

     *    Patent and Know-How Royalty License Agreement

     IsoRay Products LLC was the holder of an exclusive license to use certain "know-how." This license was transferred to IsoRay Medical, Inc. in connection with the October 2004 merger and recapitalization transaction. The terms of the original license agreement required the payment of a royalty based on the Net Factory Sales Price, as defined in the agreement, of licensed product sales. Because the licensor's patent application was ultimately abandoned, only a 1% "know-how" royalty based on Net Factory Sales Price, as defined, remains applicable. To date, there have been no product sales incorporating the licensed technology and there is no royalty due pursuant to the terms of the agreement. A minimum annual royalty of $4,000 will apply once product sales incorporating the licensed technology commence.

(xii) Capital goods:

     * Contract with Premier Technologies, Inc for $390,702, of which the Company has paid $156,000, for a hot cell, with anticipated date of completion in late June, 2005. Management has signed a capital lease agreement on 05/06/05 in which Vencore Solutions LLC would assume the financial obligations of this contract, and fund the entire expense, and refund the Company for the amount pre-paid. This lease will be a 36 month obligation, and the minimum lease payment will be $7,589.50 for the first five months, and then increase to $15,910 for the remaining 31 months.

     * 04/16/05 Contract with Fisher and Sons for construction of tenant improvements to an interim manufacturing facility for the amount of $365,760, of which $63,666.86 was completed and billed to the Company as of 04/30/05. It is anticipated that the build-out will be completed by July 31st, and that the balance of the obligation will be due by then, if not before, according to a schedule of completion and Contractor's Application For Payment.

(b) Officer, Director, and Shareholder Rights Under Contracts

None.

(c) True

(d) Noncompliance with Contracts and Notices of Breach

The Company did not comply with certain covenants contained in its Development Loan Agreement with the Benton Franklin Economic Development District, relating to maintenance of certain financial ratios, limits on officer and director compensation, purchase of fixed assets and incurrence of certain long-term obligations. BFEDD has waived compliance with these conditions for the period of March 31, 2005 through June 30, 2006.

                                  SCHEDULE 3.17

                                    INSURANCE

(a)      Scope of Insurance Coverage

Copies of Insurance plans attached on CD.

(b)
     (i) Self-insurance arrangements

     None.

     (ii) Contracts or arrangements, other than a policy of insurance, for the transfer or sharing of any risk by Target

     None.

     (iii) All obligations of the Target to third parties with respect to insurance and policies under which such coverage is provided.

     None.

(d) List of refusals of coverage or any notice of cancellation of any insurance policy

     None.

                                  SCHEDULE 3.19

                                    EMPLOYEES

1.       List of Employees and Directors


2.       List of Retired Employees and Directors

None.

                                  SCHEDULE 3.21

                              INTELLECTUAL PROPERTY

(b) List and  Description  of all contracts  relating to  Intellectual  Property
Assets

Royalty Agreement for Invention and Patent Application

A shareholder of the Company previously assigned his rights, title and interest in an invention to IsoRay Products LLC in exchange for a royalty equal to 1% of the Gross Profit, as defined, from the sale of "seeds" incorporating the technology. The patent and associated royalty obligation were transferred to the Company effective October 1, 2004 in connection with the merger and recapitalization transaction.

The Company must also pay a royalty of 2% of Gross Sales, as defined, for any sub-assignments of the aforesaid patented process to any third parties. The royalty agreement will remain in force until the expiration of the patents on the assigned technology, unless earlier terminated in accordance with the terms of the underlying agreement. To date, there have been no product sales incorporating the technology and there is no royalty due pursuant to the terms of the agreement.

(c) Patent and Know-How Royalty License Agreement

IsoRay Products LLC was the holder of an exclusive license to use certain "know-how." This license was transferred to IsoRay Medical, Inc. in connection with the October 2004 merger and recapitalization transaction. The terms of the original license agreement required the payment of a royalty based on the Net Factory Sales Price, as defined in the agreement, of licensed product sales. Because the licensor's patent application was ultimately abandoned, only a 1% "know-how" royalty based on Net Factory Sales Price, as defined, remains applicable. To date, there have been product sales incorporating the licensed technology and there may be a royalty due pursuant to the terms of the agreement. A minimum annual royalty of $4,000 will apply once product sales incorporating the licensed technology commence.

(d) List and Description of all Patents


(e) List and Description of all Marks

As above.

(f) List and Description of all Copyrights

None.

(g) Trade Secrets

True.

                                  SCHEDULE 3.23

                       RELATIONSHIPS WITH RELATED PERSONS

1.       Interest of Related Persons

We have had no material related party transactions. Previously Shukov and Press owned 1/2 of the prototype laser welding equipment, but that has been abandoned, and new equipment has taken its place. (They still have the shares for providing the initial prototypes, however.)

Pat Kennedy, a Board Member, has a CPA firm that does some accounting assistance for us, but that amounts to a few hundred dollars per month. During the nine months ended March 31, 2005, the Company paid or accrued $3,825 for accounting services performed to that company.

                                  SCHEDULE 3.24

                                  BROKER'S FEES

     The Company has agreed to issue 200,000 shares of common stock to Marlin Hull, LLC upon the closing of the merger as a finder's fee.

                                       22